                                                                   EXHIBIT 10.24


                                       STANDARD NET INDUSTRIAL LEASE

                              [GRUBB & ELLIS LOGO]


This Information Schedule is a part of the Lease between the parties named below. The information in this Schedule is further explained and detailed in the rest of the Lease, most particularly in the referenced Lease Paragraphs.

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

INFORMATION &
PARAGRAPH #
DATE OF LEASE:            September 21, 1993
#1                        -----------------------------------------------------------------------------------------


PARTIES                   Landlord:        National Life Insurance Company
#1,19                                      d/b/a Plaza 85 Business Park
                                           Karsten Realty Advisors
                                           Courthouse Center
                                           175 N.W. 1st Avenue, Suite 250
                                           Miami, Florida 33128

                          Copy:            Grubb & Ellis Company
                                           Peachtree Center, South Tower
                                           225 Peachtree Street, Suite 600
                                           Atlanta, Georgia 30303

                          Tenant:          Spectrx, Inc.
                                           ------------------------------------------------------------------------
                                           6025 - A/B/C Unity Drive
                                           ------------------------------------------------------------------------
                                           Norcross, Georgia 30071
                                           ------------------------------------------------------------------------


PREMISES:                 Approximately 9,763 Square Feet at 6025-A/B/C Unity Drive
#2.1                                    -----                ------------------------------------------------------

                          -----------------------------------------------------------------------------------------

Exhibits A&B
                          -----------------------------------------------------------------------------------------


#2.1(b)                   Adjacent Site Improvements (if none, so state)   See Exhibit "B"
                                                                          -----------------------------------------

Exhibit B
                          -----------------------------------------------------------------------------------------

LANDLORD'S WORK:          (if none, so state)   See Exhibit "C"
                                               --------------------------------------------------------------------

# 3.1 Exhibit C
                          -----------------------------------------------------------------------------------------

OCCUPANCY:                The "Date of Occupancy" shall be the first to occur of:
#3.2
                          a) November 1, 1993
                             --------------------------------------------------------------------------------------
                          b) The date Tenant begins business in the Premises
                             --------------------------------------------------------------------------------------

TERM:                     The "Lease Term" begins on the Date of Occupancy and ends at midnight on the last day of
#4                        the Sixtieth (60th) full calendar month thereafter.
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
RENTS:                    Fixed Minimum Rent:  Two Hundred Thirty Nine Thousand One Hundred Ninety Three and
#5                        50/100 Dollars ($3,050.94) per month for  12  months.  The Fixed Minimum Rent shall be increased either (i) in accordance with Paragraph 5.1(c)  or as detailed in Exhibit "E"

                          -----------------------------------------------------------------------------------------

ADDITIONAL RENTS:
#5.2, 7.3                 Tenant's share of the Operating Costs, Real Estate Taxes, and Insurance Premiums is
8.2(b)                    established at Five POINT One PERCENT ( 5.1 % )
10.1, 11

PERMITTED USES:           General Office, Optical Electronics Manufacturer and Developer
#6.1                      -----------------------------------------------------------------------------------------

                          -----------------------------------------------------------------------------------------

LANDLORD'S BROKER:        (if none, so state)                        Grubb & Ellis                    ; To be paid by Landlord
#20                                            ------------------------------------------------------



TENANT'S BROKER:          (if none, so state)                        None                             ; To be paid by Landlord
#20                                          --------------------------------------------------------


ADDITIONAL EXHIBITS:      The following Exhibits are attached to and made a part of this Lease.
                          A.      Description of the Premises
                          B.      Plan of the Premises
                          C.      Landlord's Work and Tenant's Work
                          D.      Dangerous/Hazardous Chemicals and Materials
                          E.      Special Stipulations

                         STANDARD NET INDUSTRIAL LEASE


1. PARTIES: This lease is made as of the date shown in the Information Schedule, between the parties as provided in said Schedule.

2. PREMISES: In consideration of the agreements in this Lease and other consideration paid, Landlord leases to the Tenant and Tenant leases from Landlord:

         (a) the "Premises" are located in the "Building" located in Landlord's "Industrial Park" described in Exhibit A and the Information Schedule and are shown on Exhibit "B".

         (b) the sole right to use the parking loading area, if any, described in the Information Schedule and as shown as the "Adjacent Site Improvements" on Exhibit "A".

         (c) the non-exclusive right to use, together with Landlord and other tenants of the Industrial Park, the driveways, parking (to the extent not leased to other tenants for their sole use), and grounds.

3.       IMPROVEMENTS, DATE OF OCCUPANCY.

         3.1 COMPLETION OF CONSTRUCTION: The Landlord's Work is described in Exhibit "C". Any items to be paid for by Tenant are as shown in Exhibit "C". Landlord will use reasonable efforts to deliver the Premises to Tenant in substantial compliance with the plans and specifications listed in Exhibit "C" on or before the date provided in the Information Schedule, subject to Article 15. Plans and specifications to be provided by Tenant will be available to Landlord as provided in the Information Schedule.

         3.2     DATE OF OCCUPANCY:  If the Date of Occupancy occurs under
                 (b) as provided in the Information Schedule, Landlord and Tenant each agree, if asked, to execute an addendum listing the date.

         3.3 POSSESSION: Tenant may cancel this lease if possession is not provided within ninety (90) days from the projected date of occupancy. Tenant agrees not to seek damages if Landlord fails to complete the Landlord's work or if occupancy is delayed due to any of the events in Article 15 or any other cause.

4. TERM: Commencement and Termination. The Lease Term is as provided in the Information Schedule. If the Date of Occupancy is the first day of a month that month shall be the first full calendar month. If the Tenant is on the Premises before the Date of Occupancy, the terms of the Lease (except rentals) will govern. This lease is not terminable by Tenant, except as expressly stated.

5.       RENTS, SECURITY DEPOSITS.

         5.1(a) FIXED MINIMUM RENT: Tenant agrees to pay Landlord Fixed Minimum Rent (the Rent) for the Premises in the amounts listed in the Information Schedule. The Rent will be paid in monthly installments, in advance, without offset, deduction or prior demand, on the first day of each month of the original and any renewal Lease Term. The Rent for the time from the Date of Occupancy to the first day of the next calendar month will be paid on the Date of Occupancy.

         5.1(b) RENT TAX: If any governmental agency imposes any tax measured by the amount of rent paid, Tenant will pay such tax at the time of payment of Fixed Minimum Rent or Additional Rent.

         5.2(a) ADDITIONAL RENT: In addition to the Fixed Minimum Rent, Tenant will pay as Additional Rent Tenant's share of the property costs which includes: insurance premiums (whether elective or required). Real property taxes and Tenant's share of operating costs. Operating costs include all costs and expenses of any kind or nature incurred by Landlord in managing, operating, equipping, policing, protecting, lighting, repairing, replacing and maintaining the Building and the common areas, including, but not limited to, maintenance and repairs, common area utilities, water and sewer, management, landscaping, irrigation systems, cleaning, snow removal, signage, lighting, pest control, security costs, supplies, trash removal, parking lot sweeping, personal property taxes. Owners' Association dues, maintenance of and replacement of equipment, exterior painting, roof repairs, parking lot repairs, seal coating, and striping, plumbing repairs, and compensation and benefits of employees involved in such work. Excluded from Operating Costs are net income taxes, financing costs, capital improvements, leasing commissions, advertising expenses, renovation of space for new tenants, and renovation as a result of casualty from causes against which Landlord carried insurance. If Tenant fails to pay its share of these expenses, Landlord shall have the remedies provided for the failure to pay rent.

         5.2(b) PAYMENT OF ADDITIONAL RENT: Additional rent, together with any tax measured by the amount of the additional rent, will be paid in monthly installments on the first day of each month in an amount reasonably established from time to time by Landlord. Property costs for period including time outside the Lease Term will be prorated. Landlord will provide an accounting of actual costs at least annually and any refund due Tenant or payment due Landlord shall be paid within fifteen (15) days from receipt of notice.

         5.2(c) TENANT'S SHARE: Tenant's share is the percentage obtained by dividing the number of square feet of leasable area in the Premises by the number of square feet of leasable area in the building or Industrial Park (whichever is applicable). The tenant's share is initially established as set forth in the Information Schedule.

         5.3 RENT OBLIGATIONS INDEPENDENT, STATEMENT, PRORATION, WHERE PAYABLE, LATE CHARGE: The rent obligations are independent of any other obligations of Tenant or Landlord and Tenant is not entitled to any abatement or reduction in rent except as expressly provided. Tenant waives the benefit of any statute which would alter this agreement of the parties. Rent due for any period which is less than one month will be prorated.
                 Rent is payable to Landlord at the address listed in the Information Schedule or such other places the Landlord may designate from time to time in writing. A five (5%) percent handling fee is due on any rent not paid within ten (10) days of the due date, unless Landlord elects to pursue actions under Paragraph 13.

6.       USE:

         6.1 USE: Tenant covenants and agrees to use the Premises for no purpose other than those listed in the Information Schedule.

         6.2 COMPLIANCE WITH LAW: Tenant at its expense will comply promptly with all statutes, ordinances, rules and regulations, orders and requirements (including the recommendations of fire rating organizations, Tenant's and Landlord's underwriters and insurance companies), in effect during the Lease Term regulating the use of the Premises by Tenant. Tenant will not carry on nor permit any dangerous or offensive activity so as to create damage to the Property, waste, a nuisance or disturbance to other tenants.

         6.3 ENVIRONMENTAL PROTECTIONS: Tenant acknowledges that there are in effect federal, state and local laws, regulations, and guidelines, and that additional and other laws, regulations, and guidelines may hereinafter be enacted to take effect relating to or affecting the Premises, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment, or do anything or permit anything to be done that would violate any of said laws, regulations or guidelines. Tenant agrees to comply with Exhibit "D" ("Control of Dangerous/Hazardous Chemicals and Materials"). Tenant shall indemnify, defend, protect and hold Landlord, its employees, agents, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys, experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) resulting from any adverse affect to the environment by Tenant, directly or indirectly resulting from the presence of any

                 Hazardous Materials in, on, or under the Premises that were introduced to the Premises by Tenant. All obligations of Tenant under this Article 6.3 shall survive the expiration or earlier termination of the Lease.

         6.4 CONDITION OF PREMISES: Tenant accepts the Premises in the condition existing as of the date of this Lease, subject only to the completion of Landlord's work. Tenant accepts the Premises subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing use of the Premises and to any covenants or restrictions of record, and matters disclosed by any attached exhibits. Tenant acknowledges that Landlord and Landlord's agent have not made any representation or warranty as to the suitability of the Premises for Tenant's business.

7.       MAINTENANCE, REPAIRS AND ALTERATIONS:

         7.1 TENANT'S OBLIGATIONS: During the Lease Term Tenant shall maintain, replace and keep the Premises, fixtures and equipment in good and clean order, condition and repair, including but not limited to all windows and doors and their fixtures, loading dock equipment (dock levelers, overhead doors, dock shelters, seals and bumpers), pavement under sole use of Tenant, electrical system, lighting (fixtures, bulbs, ballasts, starters, and diffusers), plumbing, heating and cooling system and equipment, floors, sprinkler system, interior wall surfaces, interior partitions, mezzanines and all adjacent site improvements. Tenant will maintain maintenance contracts satisfactory to Landlord covering the air conditioners and insurance policies covering boilers. Tenant waives the benefits of any statute which would give Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

                 Tenant agrees to store trash in suitable containers outside the building. Tenant agrees not to store goods, pallets, drums, or any other materials outside the premises.

                 Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Use by Tenant of any mezzanines for storage is at Tenant's sole risk and Tenant agrees to indemnify Landlord from any claims resulting from any such use.

                 In the event Landlord designated specific parking areas within the parking and loading areas, Tenant will cause its employees, agents, and invitees to park only in the designated areas. No repair or servicing of any motorized vehicle shall be allowed in the Premises or any parking or loading areas, roadways or service areas within the Industrial Park. No vehicle (including equipment, trailers, and machinery) shall be abandoned or disabled or in a state of non-operation or disrepairship upon the property of the Landlord, and Tenant shall enforce this restriction against Tenant's employees, agents, and invitees. Should Landlord determine that a violation of this restriction has occurred, Landlord shall have the right to cause the offending vehicle to be removed and all costs of such removal shall be the obligation of the Tenant responsible for such vehicle within ten (10) days of written notice to Tenant.

         7.2 LANDLORD'S OBLIGATIONS: Landlord will maintain the roof, the structural integrity of the exterior walls, structural supports and foundations of the Building and the paved areas of the Industrial Park (except for pavement under Tenant's sole use), unless covered by the provisions of Paragraph 9.3. Landlord may enter the Premises on reasonable notice to carry out its obligations. Landlord will not unduly interfere with Tenant's operations. Landlord is not liable for any reasonable interruption of Tenant's use of the Premises.

                 It is expressly agreed between the parties that the Landlord will not be liable to the Tenant for any damage or injury which may be sustained by the Tenant or those claiming through Tenant as a result of leaks in the roof, foundation or outside walls. The Landlord will be liable to the Tenant only in the event of the Landlord's willful refusal to repair the roof, foundation and outside walls, or Landlord's gross negligence in making such repairs.

         7.3     RAIL SPUR USE AND COSTS (WHERE APPLICABLE):

                 (a) If Tenant has sole access to a rail spur servicing the Building or Industrial Park, Tenant, at its sole cost and expense, shall maintain and repair the entire rail spur. Tenant also agrees to reimburse Landlord as additional rent for all insurance and other operating costs incurred by Landlord regarding the rail spur within ten (10) days after receipt of a statement from Landlord.

                 (b) If more than one tenant has access to a rail spur or spurs servicing the Building or Industrial Park, the Landlord shall coordinate all maintenance and repairs. Tenants with access to the rail spur(s) shall reimburse Landlord for the maintenance, repairs, insurance and other operating costs based upon the proportion of the Premises to the total leasable area leased, from time to time, to tenants having access to the rail spur(s). Tenant shall reimburse Landlord as additional rent for such costs within ten (10) days after receipt of a statement from Landlord.

         7.4 SURRENDER OF PREMISES: At the end of the term, or any other termination, Tenant will return the Premises in good, clean condition and operating order, after completion of maintenance and replacement which is Tenant's responsibility. Damage by ordinary wear and tear is excepted to the extent that it is not part of Tenant's obligation to maintain and replace. Also excepted is casualty from causes against which Landlord carried insurance. Extraordinary wear and tear due to Tenant's use of the Premises is the responsibility of Tenant. Damage to the Premises caused by Paragraph 7.5(c) removals will be repaired by Tenant. Tenant shall notify Landlord in writing (cont) at least 120 days prior to vacating the Premises and shall within 30 days prior to vacating arrange to meet with Landlord for a joint inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

         7.5     ALTERATIONS AND ADDITIONS:

         7.5(a) CONSENT: Tenant will not make any alterations or improvements to the Premises, or changes to the exterior of the Premises, or the exterior of the Building without Landlord's prior written consent. Landlord may condition its consent with any of the following:

                 (i) Tenant's agreement to remove any alterations or improvements upon termination, and to restore the Premises to the prior condition.

                 (ii) A lien and completion bond equal to one and one-half times the estimated cost of improvements.

                 (iii) Insurance necessary to protect both parties while work is in progress.

                 (iv) Waivers of Liens from all contractors or sub-contractors involved in the alterations or improvements.

         7.5(b) LIENS: Claims for labor or materials for, or purporting to be for, labor or materials furnished to Tenant shall be paid by Tenant when due, or secured by bond, so as to immediately discharge any liens filed against the Premises, Building or Industrial Park. In the event Tenant does not discharge any such liens, Landlord shall have the right, but not the obligation, to discharge such liens. Any such amount paid or incurred by Landlord shall be immediately due and payable as additional rent by Tenant to Landlord together with interest at the rate indicated in Paragraph 24.10 from the date of payment by Landlord until paid by Tenant.

         7.5(c) SURRENDER OR REMOVAL OF ALTERATIONS: Unless removal is required by Landlord, at Landlord's option, all alterations or improvements will become the property of Landlord and will be surrendered with the Premises at the end of the Lease Term or other termination, without payment. Tenant's machinery and equipment, unless it is fixed to the Premises so that it cannot be removed without material damage, remains the property of Tenant and may be removed by Tenant subject to Paragraph 7.4.

8.       INSURANCE:

         8.1 LIABILITY INSURANCE: During the Lease Term Tenant will maintain a broad form policy of comprehensive general liability insurance insuring Landlord and Tenant against liability arising out of the use, occupancy or maintenance of the Premises. The insurance will be for not less than $1,000,000 combined single limit personal injury and property damage. The limits of the insurance will not limit the liability of Tenant. The policy will contain cross-liability endorsements, if applicable, and will insure Tenant's performance of the indemnity provisions of Paragraph 8.5. If Tenant fails to maintain the required insurance, Landlord may, but is not obligated to, maintain the insurance at Tenant's expense. The policy shall expressly provide that it is not subject to invalidation of the Landlord's interest by reason of any act or omission on the part of Tenant.

         8.2(a) LANDLORD'S INSURANCE: During the Lease Term Landlord will maintain policies of insurance covering loss or damage to the Building in the amount of the full replacement value, providing protection against all perils included within the classification of fire and extended coverage. Landlord may elect to provide comprehensive general liability insurance, rent loss, vandalism, malicious mischief, sprinkler leakage, war, automobile, umbrella, flood boiler, air conditioner and all-risk insurance. The insurance will provide for payment for loss to Landlord or to the holder of a first mortgage or deed of trust on the property.

         8.2(b) PAYMENT OF PREMIUMS, INSURANCE POLICIES: Landlord shall pay the premiums for the insurance policies maintained by Landlord under Paragraph 8.2(a) and Tenant shall pay Landlord as Additional Rent Tenant's share of the Premiums as provided in Paragraph 5.2. If the Lease Term expires before the expiration of the insurance period, Tenant's liability shall be prorated on an annual basis.

         8.2(c) TENANT'S PERSONAL PROPERTY: Tenant assumes all risk of loss or damage to Tenant's Property. Tenant assumes the risk that loss or damage to Tenant's Property, to the Premises or to the Property may result in loss of income, profits or goodwill to the business of Tenant or other persons interested in Tenant's Property. Tenant releases and holds Landlord harmless from liability for these losses or damage, except arising out of Landlord's gross negligence or willful misconduct. Tenant's Property includes all goods, equipment, inventory, merchandise, records and other personal property and all fixtures, improvements and betterments placed in or about the Premises, belonging to Tenant or any person connected with, or claiming under or through Tenant. Tenant agrees to indemnify Landlord and save it harmless from all loss or claims, including reasonable attorneys fees and costs in defending a claim, arising out of loss or damage to Tenant's Property belonging to others. Landlord means Landlord, its employees and agents.

                 TENANT SHALL PROVIDE INSURANCE TO THE EXTENT OF NOT LESS THAN NINETY PERCENT (90%) OF THE FAIR MARKET VALUE OF TENANT'S PROPERTY AS APPRAISED BY TENANT'S INSURER(S), WITH AN AGREED AMOUNT ENDORSEMENT. TENANT, AT ITS SOLE COST AND EXPENSE, SHALL OBTAIN THE INSURANCE COVERAGES NECESSARY TO PROVIDE PROTECTION FOR THE RISKS AND OBLIGATIONS TO INDEMNIFY ASSUMED BY TENANT AND SHALL MAINTAIN SUCH INSURANCE FOR THE LEASE TERM. TENANT AGREES TO NOTIFY EACH INSURANCE CARRIER OF THE TENANT'S ASSUMPTION OF RISK, RELEASE AND INDEMNIFICATION STATED ABOVE. TENANT ACKNOWLEDGES THAT ITS INSURANCE COVERAGES COULD BE VOIDED OR OTHERWISE ADVERSELY AFFECTED BY THE FOREGOING PARAGRAPH UNLESS THE INSURANCE CARRIER HAS WAIVED ITS RIGHT OF SUBROGATION OR HAS OTHERWISE AGREED TO THE ABOVE ASSUMPTION OF RISK, RELEASE AND HOLD HARMLESS AGREEMENT AND INDEMNIFICATION.

         8.3(a) TENANT'S INSURANCE POLICIES: Insurance carried by Tenant will be with responsible carriers acceptable to Landlord and licensed in the State in which the Property is located. The Tenant will deliver to Landlord certified copies of the policies of insurance or certificates evidencing the existence and amounts of the insurance. No policy shall be cancelable or subject to reduction of coverage or other modification except after 30 days prior written notice to Landlord. Tenant shall, at least 30 days prior to the expiration of the policies, furnish Landlord with renewals or "Binders" for the policies, or Landlord may order the required insurance and charge the cost to Tenant pursuant to Paragraph 23.

         8.3(b) INCREASED RISK: Tenant will not do anything or permit anything to be done or any hazardous condition to exist ("Increased Risk") which shall invalidate or cause the cancellation of the insurance policies carried by either Tenant or Landlord. If Tenant does or permits any Increased Risk which causes an increase in the cost of Landlord's insurance policies then Tenant shall reimburse Landlord pursuant to Paragraph 23 for additional premiums attributable to any act, omission or operation of Tenant causing the increase in the premiums, including, but not limited to, non-compliance with recommendations under Paragraph 6.2. Payment of additional premiums will not excuse Tenant from terminating or removing the Increased Risk unless Landlord agrees in writing. Absent agreement, Tenant shall promptly terminate or remove the Increased Risk.

         8.4 WAIVER OF SUBROGATION ON PROPERTY POLICIES: Each party releases the other party from any and all liability or responsibility (to the other party or anyone claiming through___ under them by way of subrogation or otherwise) for _____ or damage to property resulting from causes insured against, even if such casualty has been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

         8.5 INDEMNIFY: Tenant shall indemnify and hold harmless Landlord, its agents and employees, from and against any and all claims arising from: (a) Tenant's use of the Premises, (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises or elsewhere in the Industrial Park, (c) any breach or default in the performance of Tenant's obligations under the Lease, or arising from any negligence of the Tenant, or Tenant's agents, contractors or employees. Tenant shall defend Landlord against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim action or proceeding. In case any action or proceeding is brought against Landlord by reason of a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant assumes all risk of damage to property or injury to persons, in or about the Premises arising from any cause and Tenant waives all such claims against Landlord, except claims due to Landlord's gross negligence or willful misconduct. The liability of Tenant to indemnify Landlord, its agents and employees, shall not extend to any matter against which Landlord shall be effectively protected by insurance, provided that if any liability shall exceed the amount of effective and collectable insurance, the liability of Tenant shall apply to the excess. Whether the insurance is "effective" depends in part, but not by way of limitation, on the absence of any defense to coverage made the insurer.

9.       CASUALTY, DAMAGE:

         9.1 DAMAGE TO PREMISES: Tenant will give immediate notice to Landlord of fire or other casualty damage to the Premises. Landlord will repair the Premises, except damage from items in which Tenant is responsible for under Paragraph 6.3 herein and unless it decides to terminate under Paragraph 9.2. Tenant will be obligated to pay pro rata fixed and additional rent on the portion of the Premises it can occupy.

         9.2     OPTIONS TO TERMINATE:

         9.2(a) PREMISES DAMAGE: If the Building is substantially destroyed or the damage requires more than 150 days from the date of the damage to repair, either Landlord or Tenant has the option to terminate this Lease by giving written notice within 30 days after the date of the damage (except Tenant shall not have such option if less than twenty-five (25%) percent of the Premises is damaged, in which case the provisions of 9.2(b) shall apply). This Lease shall terminate either 30 days after receipt of the notice or the date Tenant vacates the Premises, whichever is sooner.

         9.2(b) REPAIRS REQUIRING LESS THAN 150 DAYS TO REPAIR: If the estimated repair time is less than 150 days and Landlord diligently pursues repairs, Tenant may not terminate if repair time runs over 150 days due to causes beyond Landlord's control.

         9.2(c) DAMAGE DURING LAST SIX MONTHS OF TERM: If casualty damage occurs to the Premises or to the Building during the last six
                 (6) months of the Lease Term, Landlord may terminate this Lease. If Tenant has an unexpired option to extend, the option to extend or renew must be exercised within twenty (20) days of the casualty. If the option is exercised Landlord may not cancel unless there is substantial damage. If the option is not exercised, the option is terminated and Landlord may terminate the Lease.

         9.3 NEGLIGENCE OF TENANT - UNINSURED LOSS: An "Insured Loss" is damage caused by an event which is either required to be or which has been elected by Landlord to be covered by insurance described in Paragraph 8.2(a). If casualty damage occurs which is not an Insured Loss and which is due to a negligent or willful act of Tenant, Tenant will repair the damage at its expense and will remain liable for the full rent during repair. Termination under Paragraph 9.2 will not be available to Tenant.

         9.4 TENANT CLAIMS: No compensation, claims, or diminution of rent will be paid or allowed by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing any other portion of the Building however the necessity may occur.

10.      REAL PROPERTY TAXES:

         10.1 PAYMENT OF TAXES: Landlord shall pay the "Base Real Property Taxes" on the Property during the Lease Term. Base Real Property Taxes are real property taxes applicable to the Property as shown on the tax bill for the most recent tax fiscal year ending prior to the Commencement Date. Tenant shall pay Landlord, Tenant's Share of the amount, if any, by which the real property taxes during the Lease Term exceed the Base Real Property Taxes as Additional Rent as provided in Paragraph 5.2. If the Premises are not separately assessed, Tenant's share of the real property tax payable by Tenant shall be prorated.

         10.2 DEFINITION OF "REAL PROPERTY TAX". The term "Real Property Tax" includes any form of assessment, license fee, levy, penalty or tax (other than inheritance or estate taxes), imposed by an authority with direct or indirect power to tax any legal or equitable interest of Landlord in the real property of which the Premises are a part, but shall not include any rent tax payable by Tenant under Paragraph 5, nor any corporate franchise or income taxes.

         10.3 PERSONAL PROPERTY TAXES: Tenant will pay, before delinquent, all taxes assessed against trade fixtures, furnishings, equipment and all other personal property of Tenant. Tenant will cause these items to be assessed and billed separately from the real property of Landlord.

11. UTILITIES: Tenant will pay directly to the appropriate supplier, the cost of all water/sewer, gas, heat, light, electrical, telephone, refuse disposal and other utilities and services supplied to the Premises, and any taxes on those bills. If any services are not separately metered, Tenant will pay as Additional Rent as provided in Paragraph 5.2 a proportion of all jointly-metered utilities used by other occupants of the property based either upon type and extent of use or on area, as reasonably determined by Landlord.

12.      ASSIGNMENT AND SUBLETTING:

         12.1 LANDLORD'S CONSENT REQUIRED: Tenant will not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent which consent may not be unreasonably withheld by Landlord. Any attempted assignment, transfer, mortgage, encumbrance or subletting without consent shall be void as against Landlord, and shall constitute a breach of the Lease.

         12.2 NO RELEASE OF TENANT: Regardless of Landlord's consent, no subletting or assignment will alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant. Acceptance of rent from any other person will not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting.

         12.3 PARTICIPATION BY LANDLORD: In the event of any assignment or sublease involving rent in excess of the Fixed Minimum Rent or Additional Rent required under this Lease as Excess Rent), Landlord shall participate in the Excess Rent. Tenant shall promptly forward to Landlord fifty (50%) percent of all such Excess Rent collected from the assignee or subtenant and shall supply Landlord with true copies as executed of all assignments and subleases.

         12.4 PROCESSING FEES: If Landlord consents to sublease or assignment, Tenant will pay a processing fee of $350.

13.      DEFAULTS, REMEDIES:

         13.1 EVENTS OF DEFAULT: It is a default under this Lease if any of the following "Events of Default" happens:

                 (a) If any Fixed Monthly Rent is not paid when due and default continues for a period of five (5) days; or

                 (b) If any additional rent is not paid when due and default continues for a period of ten (10) days; or

     (c)      If the provisions of Paragraph 6.3 are not fully complied with; or

                 (d) If Tenant defaults under any of the terms of this Lease other than those in 13.1(a), (b) and (c), and default continues for fifteen (15) days after written notice (except if default cannot be completely cured within fifteen (15) days, it will not be an Event of Default if Tenant starts to cure within the fifteen
                          (15) day period, and in good faith continually proceeds to remedy the default); or

                 (e) If Tenant or any person who has guaranteed performance, files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files a petition or answer seeking relief under any federal, state or other statute or regulation, or seeks or consents or acquiesces in the appointment of a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of Tenant's properties or of the Premises or any or all rents, earnings, or income or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

                 (f) If a petition is filed against Tenant, or any person who has guaranteed performance, seeking relief under any federal, state or other statute or regulation, which remains undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of its properties or of the Premises or any or all rents, or income is appointed without the consent or acquiescence of Tenant, or guarantor, and the appointment remains unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive).

                 (g) In the event Tenant or Tenant's subsidiary or affiliate shall lease other Premises from Landlord, any default under such other leases shall be deemed to be a default under this Lease and Landlord may enforce all rights and remedies for an Event of Default herein.

         13.2    NOTICE, TERMINATION:

                 Landlord at any time after the happening of an Event of Default may declare an Event of Default by written notice to Tenant specifying the Event(s) of Default. In the same or a later written notice Landlord may elect that this Lease terminate at 5:00 p.m. on the date listed by Landlord. The date will be at least five (5) days after the giving of the termination notice (including the termination date). On the date in the notice, subject to Paragraph 13.4, the Lease and all interests demised will terminate and all rights of the Tenant shall cease. The termination will not take place if before the stated date and time:

                 (i) Tenant has paid all arrears of fixed minimum rent and additional rent and all other amounts payable by Tenant (together with interest pursuant to Paragraph 24.10) and as additional rent all expenses (including, without limitation, attorney's fees and expenses) incurred by Landlord due to any default by Tenant, (the "arrearages"), and

                 (ii) All other defaults have been cured to the satisfaction of Landlord.

         13.3 REPOSSESSION, RELETTING: After notice of an Event of Default, whether before or after a termination as provided in Paragraph 13.2, Landlord, without further notice and with no liability to Tenant, may repossess the Premises, by summary proceedings, ejectment or otherwise, and remove Tenant and all other persons and any and all property from the Premises. After such repossession, Landlord may (but is under no obligation to) relet the Premises, any part thereof, or the Premises with additional premises, on account of Tenant (until Landlord makes demand for final damages), in Tenant's or Landlord's name, without notice to Tenant, for a term (which may be more or less than the period which would have been the balance of the term of this Lease) and on conditions (including concessions, periods of rent free use, or alterations) and for purposes which Landlord determines and Landlord may receive the rents. landlord is not liable for failure to collect any rent due upon any such reletting.

         13.4 SURVIVAL OF TENANT'S OBLIGATIONS, DAMAGES: No provisions in Paragraphs 13.1, 13.2 and 13.3, will relieve Tenant of its liability and obligations under this Lease, all of which will survive. Landlord will not be deemed to accept a surrender of Tenant's lease or otherwise discharge Tenant because Landlord takes or accepts possession of the Premises or exercises control over them as provided. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of Landlord by its duly authorized officer or employee.

                 In the event of termination or repossession following an Event of Default, Tenant will pay to Landlord the Arrearages up to the earlier of the date of termination or repossession. Further, Tenant until the end of what would have been the term of this Lease in the absence of termination and whether or not the Premises or any part have been relet, is liable to Landlord for, and will pay to Landlord, as liquidated and agreed "Current Damages" for Tenant's default:

                 (a) The Fixed Minimum Rent and all additional rent and other charges payable by Tenant or which would be payable if this Lease had not terminated, plus all Landlord's expenses in connection with any reletting, including, without limitation, repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration costs, and expenses of preparation for such reletting.

                 (b) The net proceeds, if any, of any reletting on account of Tenant pursuant to Paragraph 13.3. If the Premises have been relet with additional premises, the net proceeds, if any, of reletting shall be prorated.

                 Tenant shall pay Current Damages to Landlord monthly on the days on which the Fixed Minimum Rent would have been payable if the Lease were not terminated, and Landlord is entitled to recover from Tenant each month. After termination under Paragraph 3.2, whether or not Landlord has collected Current Damages, Tenant will pay to Landlord on demand, as liquidated and agreed "Final Damages" for Tenant's default and in lieu of all Current Damages beyond the date of demand, an amount equal to the present cash value on the date of demand on the Fixed Minimum Rent and additional rent and other charges which would have been payable from the date of demand for what would have been the unexpired term of this Lease if it has not been terminated plus the Arrearages to the earlier of the date of termination or repossession and Current Damages up to the date of demand which remain unpaid.

                 If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the amount to an amount less than that provided for, Landlord is entitled to the maximum amount allowable under the statute or rule of law. The discount rate of interest shall be as provided in Paragraph 24.10.

14.      CONDEMNATION:

         14.1 PERMANENT CONDEMNATION: If the Premises or any portion are taken under the power of eminent domain, or sold under the threat of the exercise of the power (both called "Condemnation"), this Lease will terminate as to the part taken as of the first date the condemning authority takes either title or possession. If the portion of the Premises taken is more than twenty-five (25%) percent or makes the balance unfit for Tenant's use, Tenant has the option to terminate this Lease as of the date the condemning authority takes possession. The option will be exercised in writing as follows:

                 (i) Within thirty (30) days after the condemning authority has taken possession.

                 (ii) Absent notice, within ten (10) days after the condemning authority has taken possession.

                 If Tenant does not terminate, this Lease will remain in full force and effect as to the portion of the Premises remaining. The rent will be proportionately reduced.

                 Any award for Condemnation is the Landlord's whether the award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. Tenant is entitled to any award for damage to Tenant's trade fixtures and removable personal property and moving expenses. If this Lease is not terminated, Landlord, to the extent of severance damages received, will repair damage to the Premises caused by Condemnation except to the extent that Tenant has been reimbursed by the condemning authority. Tenant will pay any amount in excess of the severance damages required to complete the repair.

         14.2 TEMPORARY CONDEMNATION: Upon Condemnation of all or a part of the Premises for temporary use, this Lease will continue without change or abatement in Tenant's obligations, as between Landlord and Tenant. Tenant is entitled to the award made for the use. If the Condemnation extends beyond the term of the Lease, the award will be prorated between the Landlord and the Tenant as of the expiration date of the term. The Tenant is responsible for the cost of any restoration work required to place the Premises in the condition they were in prior to Condemnation unless the release of the Premises occurs after termination. In such case, Tenant will assign to the Landlord any claim it may have against the condemning authority. If Tenant has received restoration funds, it will give the funds to Landlord within fifteen (15) days after demand.

15. FORCE MAJEURE: If Landlord's performance of any obligations under any provision in this Lease is delayed by an act or neglect of Tenant, Act of God, strike, labor dispute, unavailability of materials, boycott, governmental restrictions, riots, insurrection, war, catastrophe, or act of the public enemy, the period for the beginning or completion of the (cont.) obligation is extended for a period equal to the delay.

16. SUBORDINATION: This Lease, at Landlord's option, will be subordinate to any form of security now or later placed on the property and to all advances made on the security and to all renewals, modifications, consolidations, replacements and extensions. Tenant's right to quiet possession of the Premises will not be disturbed if Tenant is not in default under this Lease, unless it is otherwise terminated under the terms. If any mortgagee, trustee or ground lessor elects to have this Lease prior to the lien of its security, and gives written notice to Tenant, the Lease will be deemed prior to the security, whether dated before or after the date of the security, or the recording date. Tenant agrees to execute any required documents, and Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to do so, if Tenant fails to so execute within ten (10) days after written demand.

17. ESTOPPEL CERTIFICATE: Tenant, after not less than ten (10) days prior written notice from Landlord, will deliver to Landlord a written statement (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any,
         (ii) stating the amount of the security deposit, if any, held by Landlord and (iii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or stating any claimed defaults. The statement may be relied upon by any prospective purchaser or lender of the Premises.

         Tenant's failure to deliver the statement within said time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord,
         (ii) that any security deposit is as represented by Landlord, (iii) that there are no uncured defaults in Landlord's performance, and (iv) that not more than one month's rent has been paid in advance.

         If Landlord desires to sell or finance or refinance all or part of the Premises, Tenant agrees to deliver to any proposed purchaser or lender named by Landlord all financial statements of Tenant as may be reasonably required by the proposed purchaser or lender. The statements will include the past three years' financial statements of Tenant. All financial statements will be received by Landlord in confidence and will be used only for these purposes.

18. CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of the corporation, or in accordance with the bylaws of the corporation, and that this Lease is binding upon the corporation.

19. NOTICES: All notices required or permitted under this Lease shall be in writing and shall be deemed duly given if sent by United States certified or registered mail, return receipt requested, or by Federal Express or other major overnight courier that provides evidence of delivery, addressed to Landlord or Tenant, respectively, at the addresses provided in the Information Schedule.

         Either party by notice as provided above may change the address for notices and/or payment of rent.

20. BROKER'S FEE: Landlord and Tenant represent and warrant to each other that except as listed in the Information Schedule, no broker, agent or finder has been employed by or in connection with this Lease and no commissions are payable by it to any person. Tenant and Landlord each agree to indemnify, defend and save harmless the other from any expenses of claim for fees or commissions resulting from the indemnifying party having dealt with any broker, agent or finder in negotiating this Lease. Landlord and Tenant acknowledge that the broker(s) in this transaction are as listed in the Information Schedule and that payments of commissions will be in accordance with their respective agreements. Tenant represents it did not deal with any other broker, agent or finder purporting to represent Landlord.

21. LANDLORD'S ACCESS: Landlord and Landlord's agents have the right to enter the Premises at reasonable times for the purpose of inspecting, showing the Premises to prospective purchasers, tenants, lenders, and making alterations, repairs, improvements or additions to the Premises or to the Building that Landlord deems necessary or desirable. Landlord may place any ordinary "For Sale" or "For Lease" signs on the Premises or the Building, without rebate of rent liability.

22. LANDLORD'S LIABILITY: The term "Landlord" means only the owner or owners of the fee title at the time in question. If the Landlord (or the then grantor) transfers any title or interest, from and after the date of transfer the Landlord (or the then grantor) is relieved of all liability for Landlord's obligations. Any Security Deposit not delivered to the grantee is excepted. Landlord's obligations under this Lease shall thereafter be binding on Landlord's successors and assigns. Tenant agrees to attorn to any transferee or lender of Landlord.

23. LANDLORD'S RIGHT: If Tenant fails to make any required payment or defaults in performing any other term in this Lease, Landlord may, but need not (and without waiving the default), make such payment or remedy other defaults for Tenant's account and at Tenant's expense, immediately and without notice in case of emergency, otherwise on five
         (5) days written notice to Tenant.  The costs, with interest under
         Article 24.10, and with a charge equaling fifteen (15%) percent of the cost (to cover Landlord's overhead), in due as additional rent with Tenant's next fixed minimum rent installment.

24.      MISCELLANEOUS:

         24.1    TIME OF ESSENCE:  Time is of the essence under this Lease.

         24.2 COVENANTS AND CONDITIONS: Each provision of this Lease performable by Tenant is both a covenant and a condition.

         24.3 CAPTIONS: Article and paragraph captions are only for convenience.

         24.4 INCORPORATION OF PRIOR AGREEMENTS, AMENDMENTS: This Lease contains all agreements of the parties with respect to any matter mentioned. No prior agreement or understanding is effective after execution of this Lease. This Lease may be modified in writing only, signed by the parties. The Exhibits listed on the Information Schedule and attached to this Lease are part of this Lease as fully as if placed in the body of the Lease.

         24.5 CUMULATIVE REMEDIES: No remedy or election is exclusive but, wherever possible, is cumulative with all other remedies of law or in equity.

         24.6 SEVERABILITY: The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall not affect the validity of any other provision. The valid portions of the Lease shall be interpreted together to accomplish the intent of the parties.

         24.7 MERGER: The voluntary or other surrender by Tenant or a mutual cancellation will work a merger, and at Landlord's option, will terminate existing subtenancies or operate as an assignment of subtenancies.

         24.8 HOLDING OVER: If Tenant retains possession after the Lease Term expires, without the written consent of Landlord, the occupancy will be a tenancy from month to month at a rent in the amount of twice the last fixed minimum rent plus all additional rent and other charges payable, and upon all other terms contained herein. Any options (i.e. renewal, expansion) and rights of first refusal contained in the Lease are terminated in the event of a holdover tenancy.

         24.9 WAIVERS: Waiver by Landlord of any provision is not a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent or approval in the future. The acceptance of rent by Landlord is not a waiver of any breach by Tenant other than the failure of Tenant to pay the particular rent accepted, regardless of whether Landlord knows of such a breach.

         24.10 INTEREST ON PAST DUE OBLIGATIONS: Any amount due to Landlord not paid when due will bear interest from the date due at the prime lending rate in effect from time to time at the Chase Manhattan Bank, N.A., in New York City, or the highest rate of interest payable under the law, whichever is lower. Payment of interest will not cure any default by Tenant under this Lease except as expressly provided.

         24.11 ATTORNEY'S FEES: If either party brings an action regarding terms or rights under this Lease, the prevailing party in any action, on trial or appeal, is entitled to reasonable attorney's fees as fixed by the court to be paid by the losing party. The term "attorney's fees" shall include, but is not limited to, reasonable attorney's fees incurred in any and all judicial, bankruptcy, reorganization, administrative or other proceeding, including appellate proceedings, whether the proceedings arise before or after entry of a final judgment and all costs and disbursements in connection with the matter.

         24.12 WAIVER OF JURY TRIAL: Landlord and Tenant each waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the others on any matter whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant,

                 Tenant's use or occupancy of the Premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

         24.13 RECORDING: Tenant will not record this Lease without Landlord's written consent. Any recordation, at Landlord's option, will constitute a non-curable default of Tenant.

         24.14 SIGNS AND AUCTIONS: Tenant shall not place any sign upon or conduct any auction on the Premises without Landlord's prior written consent.

         24.15 SECURITY: Tenant acknowledges that the rents reserved in this Lease do not include the cost of security guards or other security measures, and that Landlord has no obligation to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees and invitees from acts of third parties.

         24.16 RELOCATION OF TENANT: Landlord reserves the right, at its sole option, to relocate Tenant to a comparable space (the Relocation Space) in the Industrial Park. Landlord may use decorations and materials from the Premises or other materials in making the Relocation Space comparable to the Premises. Neither the Fixed Minimum Rent nor the Tenant's Share percentage shall be changed on account of the move unless it is raised or reduced in accordance with the share percentage for the Relocation Space. Tenant agrees that no rights granted in this Lease shall be deemed breached by Landlord's exercise of rights under this paragraph. Landlord shall pay the decoration costs, moving expenses for furniture, fixtures and equipment, utility hookup charges and reasonable actual out-of-pocket expenses incurred by Tenant.

         24.17 EASEMENTS AND RESTRICTIVE COVENANTS: Landlord reserves the right of grant and record easements, cross-easements, rights, restrictive covenants and conditions and dedications which it deems necessary or desirable. The grants will not unreasonably interfere with Tenant's use of the Premises. Tenant agrees to promptly execute documents requested by Landlord. Failure to execute will be a material breach under this Lease.

         24.18 RULES AND REGULATIONS: Tenant will comply with Landlord's rules and regulations respecting the Industrial Park. Notice of the rules and regulations will be posted or given to Tenant.

         24.19 BINDING EFFECT, CHOICE OF LAW: Subject to provisions restricting assignment or subletting and to the provisions of Paragraph 22, this Lease will bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Premises are located.

         24.20 ABSENCE OF OPTION: The submission of this Lease for examination does not constitute a reservation of or an option for the Premises and this Lease becomes effective only upon execution by Landlord.

25. SPECIAL STIPULATIONS: Insofar as the following Special Stipulations conflict with any of the foregoing provisions, the following Special Stipulations shall control. Special Stipulations, if any, are attached hereto and made a part of this Agreement as Exhibit "E".

         Both parties acknowledge that they have reviewed this Lease thoroughly and have given their voluntary consent to the provisions. The Landlord and Tenant agree that, at execution, the terms are commercially reasonable and show the intent of the parties.

         The parties thereto have executed this Lease on the dates specified below.


                                        LANDLORD:

WITNESSES:                              NATIONAL LIFE INSURANCE COMPANY
                                        a Vermont corporation
                                        By: Karsten Realty Advisors
                                        a California corporation
                                        as Real Estate Investment Manager


                                        By:
------------------------------------       ------------------------------------


                                        By:
------------------------------------       ------------------------------------



                                        TENANT:  SPECTRX, INC.
WITNESSES:



                                        By:
------------------------------------       ------------------------------------
                                           Mr. Keith D. Ignotz

------------------------------------

                                SIGNAGE CRITERIA



         In order to maintain a uniform appearance of Plaza 85 Business Park, the following sign criteria has been established:

         1.      Color and design of signage solely controlled by Landlord.

         2.      Signage and installation to be paid by Tenant.

         3. A schematic for tenant signage to be provided to insure correct lettering of company name.

         4. Landlord shall approve all copy and tenant shall initial schematic prior to order placement by Landlord.

         5. Landlord shall direct placement of all tenant signs and methods of attachment to window.

                                 REGULATIONS


SIGNAGE:                   As described in "Signage Criteria".

LOCKS: All locks must be keyed to master in case of emergency. Please contact leasing office if locks need to be re-keyed.

JANITORIAL:                Any person employed by Tenant to do janitorial work,
                           shall, while in the buildings be subject to and under control and direction of the Landlord or its agents (but not as agent of Landlord or its agent).

WATER/SEWER/TRASH:         The project is serviced by a master meter and
                           numerous dumpsters. Each Tenant will pay a pro rata share per month standard charge to Landlord. This is subject to annual increases as per lease.
                           Tenants will incur an additional charge for any trash left outside dumpster or tenant premises.

WINDOW COVERINGS:          Bronze mini-blinds as specified by Landlord.

EXTERIOR PREMISES:         Sidewalks, entrances, service areas, courts and
                           corridors of buildings shall not be obstructed or used for storage or any purpose other than ingress and egress by Tenant.

                           Tenant shall be permitted to move furniture and office furnishings into or out of building only between the hours of 5:30 p.m. and 8:00 a.m. and on Saturday and Sunday. Any other moving time shall be approved and controlled by Landlord.

QUIET ENJOYMENT:           Tenant shall not unreasonably interfere with the
                           quiet enjoyment of all other occupants of buildings and shall not permit any objectional noise or odor to emanate from Premises, nor disturb, solicit or canvass any occupant of buildings.

                           Landlord reserves the right to make such other and further reasonable regulations as in its judgement may from time to time be necessary for the safety, good order and cleanliness of the buildings and premises and any such other and further regulations shall be binding upon the parties hereto with the same force and effect had they been inserted herein at a time of lease execution.

                                  EXHIBIT "A"

           DESCRIPTION OF THE PREMISES AND ADJACENT SITE IMPROVEMENTS



The Premises are described as follows:                  Plaza 85 Business Park
                                                        6025 - A/B/C Unity Drive
                                                        Norcross, Georgia  30071









The Adjacent Site Improvements are described as follows:



                                 [map graphics]





PLAZA EIGHTY FIVE BUSINESS PARK

                                 EXHIBIT "B"

                                 FLOOR PLAN





                             [Floor Plan graphic]

                                  EXHIBIT "C"

              DESCRIPTION OF THE LANDLORD'S WORK AND TENANT'S WORK


1. Landlord hereby agrees to proceed with reasonable diligence to complete construction of the Premises or otherwise to prepare the Premises for Tenant's occupancy in accordance with the Plans and Specifications. Tenant shall have no right to occupy the Premises until Landlord has notified Tenant, in writing, that the work to be done by Landlord has been substantially completed, except for minor finishing operations or items necessary awaiting performance of any work done by Tenant. Prior to performance of any work to be done by Tenant, a punch list will be prepared by Landlord or representative of Landlord, and Tenant. However, Tenant shall have the right to make periodic inspections of the construction, so long as Tenant gives Landlord prior notification and complies with Landlord's safety rules. Notwithstanding anything herein to the contrary, payment of rental hereunder and Tenant's tenancy shall commence November 1, 1993 provided that all work required to be performed by Landlord has been substantially completed except for punch list items.

2. Subject to the provisions of the Lease and except as otherwise provided in this Lease to the contrary, if Landlord, for any reason whatsoever, shall fail to complete a portion of its work in the Premises or to deliver possession of the Premises on or before November 1, 1993, this Lease shall not be void or voidable, nor shall Landlord be deemed to be in default hereunder or in any way liable to Tenant for any loss or damage resulting therefrom; provided, however, the Commencement Date of the Term and if substantial completion of Landlord's work as hereinabove provide, and the termination date of the Term shall be extended for an additional period equal to the delay. In the event Landlord is unable to substantially complete Landlord's Work and Tenant is unable to occupy Premises by December 31, 1993, Tenant may terminate this Agreement, force majeure excepted.

3. Landlord hereby covenants and agrees to complete the Tenant fit-up and finish work (the "Landlord's Work") for the Premises in accordance with the Plans and Specifications, provided, however, that Tenant shall be responsible for and hereby covenants and agrees to pay any costs without limitation incurred by Landlord in completing such Lease fit-up and finish work due to any changes in Plans and Specification made after execution of this Lease by Tenant. Landlord warrants that all of such build-out of the Premises shall also comply with all laws, orders, ordinances and regulations of federal, state, country and municipal authorities having jurisdiction over the Premises and Landlord shall promptly comply with any directive order or citation made pursuant to such laws during the term of this lease.

4. By occupying the Premises, Tenant shall be deemed to have accepted the Premises "as is" and to have acknowledged that the Premises are suited for the uses intended by Tenant and that Landlord has complied with all of its covenants and obligations with respect to completion of the Premises and delivery thereof to Tenant; provided, however, (i) Tenant shall have five
    (5) days after the Commencement Date in which to deliver its "punch list" to Landlord and Landlord shall have fifteen (15) days of delivery of the "punch list" to begin correcting any defects noted on Tenant's punch list which denote items not completed in accordance with the Plans and Specifications and diligently pursue their completion: and (ii) Landlord shall warrant said construction against defects for one (1) year. In the event of any dispute concerning work performed or required to be performed in the Premises by Landlord, the matter in dispute shall be submitted to the architect for the Premises for determination, and his determination with respect thereto as evidenced by his certificate shall be binding on Landlord and Tenant.

5. Within ten (10) days from the date of execution of the Lease, Landlord shall provide Tenant with complete Plans and Specifications for the Premises for Tenant's review and approval. Tenant shall return Plans and Specifications approved within five (5) days of receipt of Plans and Specifications.

                                  EXHIBIT "D"

             CONTROL OF DANGEROUS/HAZARDOUS CHEMICALS AND MATERIALS


In consideration of existing and future legislation concerning the handling, storage, use and disposition of dangerous/hazardous chemicals and materials, Tenant acknowledges the risks and liabilities associated with same and agrees to the following:

A. Tenant shall determine what laws, regulations and ordinance regarding the handling, storage, use and disposition for dangerous/hazardous chemicals and materials apply to Tenant's business with respect to the leased premises. Tenant shall take all reasonable and necessary steps, including any inspections, tests or studies, as required by such laws to cause prompt and ongoing compliance therewith.

B. Tenant agrees to immediately notify Landlord and the appropriate authorities of any spills, accidents, or improper discharges of any dangerous hazardous chemicals and material. Further, in addition to and in further support of and compliance with other hold harmless and indemnification obligations, Tenant acknowledges and assumes total responsibility for any and all dangerous/hazardous chemicals and materials it may handle, store, use and dispose of in or about Tenant's lease premises. Such responsibility shall include, but not be Limited to, medical costs and personal injury awards (compensatory and/or punitive), environmental cleanups and related costs, governmental fines against Landlord and/or Tenant resulting from Tenant's willful and/or negligent handling, storage, use, disposition of dangerous/hazardous chemicals and materials, and/or Tenant's non-compliance with applicable law.

C. Tenant shall, upon Owner or governmental request, disclose the type and quantity of dangerous/hazardous chemicals and material Tenant is/has handled, stored, used, disposed of in or about Tenant's leased premises.

D.  Tenant shall endeavor to:

    1. Maintain and control all inventories of dangerous/hazardous chemicals and material handled, stored, used, disposed of in or about Tenant's leased premises.

    2. Educate managers, employees, and shipping personnel on the property handling, storage, use, disposition of dangerous/hazardous chemicals and materials.

    3.   Develop a dangerous/hazardous chemicals and materials accident plan.

    4. Isolate key use and storage areas of dangerous/hazardous chemicals and materials from ground waters, surface waters, and soils.

    5. Keep informed about existing and future governmental requirements concerning dangerous/hazardous chemicals and materials and Tenant's respective obligations.

                                  EXHIBIT "'E"

                            SPECIAL STIPULATIONS TO
                      STANDARD INDUSTRIAL LEASE AGREEMENT




BETWEEN:         NATIONAL LIFE INSURANCE COMPANY (LANDLORD)

AND              SPECTRX, INC.

DATED:           SEPTEMBER __, 1993




1. COMMON AREA MAINTENANCE: Tenant shall pay Landlord Three Hundred Nine and 16/100 Dollars, ($309.16) per month with the monthly fixed minimum rent which is the Landlord's estimate of Tenant's share of the cost of common Area Maintenance for 1992 in accordance with paragraph 5.2.

2. Tenant agrees to adhere to Plaza 85 Business Park Regulations as attached hereto and made a part of this Lease.

3. Tenant agrees to adhere to Plaza 85 Business Park Signage Criteria as attached hereto and made a part of this Lease.

4. Various construction materials may contain items that have been or may in the future be determined to be hazardous (toxic) or undesirable and may need to be specially treated/handled or removed. For example, some transformers and other electrical components contain PCBs, and asbestos has been used in components such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals, minerals, chemicals, hydrocarbons, or biological or radioactive items in soil, water, building components above or below ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or other wise be released. Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It is the responsibility of the Seller/Landlord and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may wish to include in transaction documents regarding the Property.

5. AMERICANS WITH DISABILITIES ACT DISCLOSURE: The United States Congress has recently enacted the Americans With Disabilities Act. Among other things, this act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

6.  Fixed Minimum Rent shall be increased by the following schedule:

              Months                   Per Square Foot                Per Month
         ----------------          -----------------------        ------------------
              1-12                         $3.75                      $3,050.94
             13-24                         $4.50                      $3,661.13
             25-36                         $5.25                      $4,271.31
             37-60                         $5.50                      $4,474.71

7. Tenant will have the right to terminate this Lease after the anniversary of the Thirty Sixth (36th) full calendar month of this Lease, with One Hundred Eighty (180) days prior written notice, provided Tenant is not in default of this Lease. The earliest possible termination date would be the last day of the Thirty-Sixth (36th) full calendar month of this Lease. The penalty for such termination shall be the payment of all unamortized costs associated with this Lease. These unamortized costs include tenant improvements, commissions, design and legal fees. The estimated penalty will be Thirty Two Thousand and no/100 Dollars ($32,000.00). This amount will decrease by One/Twenty-Fourth (1/24th) for each month of the Term in excess of Thirty-Six (36) months.

8. Insert the following after Paragraph 5.2(a). Increases in Landlord controllable operating cost (excluding utilities, taxes and insurance) will be capped at five percent (5%) per annum.

9. Lesser represents, covenants and agrees that the leased premises can be used by Tenant as contemplated under this Lease and Tenant's ability to so use the lease Premises is a condition based on precedent to this Lease. Landlord has obtained or will have obtained, as a condition to the effectiveness of this Lease, the certificate of occupancy.

10. To the best of Landlord's actual knowledge, Landlord represents that no leak, spill, discharge, omission or disposal of hazardous toxic substances has occurred at the leased premises and that the soil, groundwater, soil vapor on or under the leased premises is free of toxic or hazardous substances as of the date of this Lease.

    Landlord agrees to indemnify, defend and hold Tenant and its officers, employees and agents harmless from any claims, judgements, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorneys' fees, consultant's fees, and experts' fees which arise during or after the Term in connection with the presence or suspected presence of toxic or hazardous substances on or at the leased premises or in the soil, groundwater, or soil vapor on or under the leased premises, except to the extent that such toxic or hazardous substances are present as a result of the negligence or willful misconduct of Tenant. Without limiting the generality of the foregoing, this indemnification does specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of the presence or suspected presence of toxic or hazardous substances on or at the leased premises or in the soil, groundwater or soil vapor on or under the leased premises except to the extent that such toxic or hazardous substances are present as the result of negligence or willful misconduct of Tenant. Nothing contained herein is intended to make Landlord responsible for affirmative testing of toxic or hazardous materials.

11. Landlord will replace seasonal flower beds four (4) times per year on either side of entrance to Premises.

12. Tenant will enter into a maintenance service contract for the HVAC System, but will not replace a "failed" system unless failure is due to Tenant's lack of maintenance.

13. In Paragraph 7.4, after second line "wear and tear" add "and casualty if damage covered by insurance expected".

14. In Paragraph 7.5 (c), third line after "payment", add "However, if Landlord approves any alterations by Tenant during the Term of the Lease, then Landlord should notify Tenant upon approval of such alteration work if the improvements must be removed upon termination of the Lease".

15. In Paragraph 8.3 (a), at the end of the paragraph add the sentence, "Tenant shall comply with all reasonable insurance regulations but under no circumstances shall any such requirement impair any rights or privileges conferred upon Tenant under the negotiated lease." Tenant shall provide the Landlord with an original copy of the Certificate of Insurance, together with a copy of the additional insured endorsement, for each policy required of tenant, naming the Landlord and their agents as additional insured.

16. In Paragraph 8.5, all provisions set forth in this paragraph will be reciprocal.

17. Base Year as it relates to Paragraph 10.1 shall be 1993.

18. In Paragraph 24.8 change the word twice to 1.5 times.

19. Upon execution of this Lease, Tenant will deposit first (1st) and sixtieth
    (60th) month's base rental with Landlord. This prepayment of base rental will be nonrefundable.

20. Renewal Option. Provide Tenant is not in default of the terms of the Lease at the time of exercise of this option or on the commencement date of the option period. Tenant shall have the right upon at least one hundred eighty (180) days prior notice to extend this Lease one time for an additional term of five (5) years. Base rent shall be equal to ninety-five percent (95%) of the then current market value, but in no case less then the prior year's base rental.

                              AMENDMENT TO LEASE

THIS AGREEMENT, made and entered into this 11th day of March, 1996, by and between Plaza 85, L.P., a Georgia Limited Partnership, (hereinafter called Landlord) and SpectRx, Inc., (hereinafter called Tenant).


                                  WITNESSETH

WHEREAS, the said Tenant and National Life Insurance Company, who have sold their rights to Plaza 85, L.P., made and entered into a Lease Amendment dated December 11, 1995 for premises consisting of approximately 16,255 square feet located in Plaza 85 Business Park, 6015 Unity Drive, Suite D, and 6025 Unity Drive, Suite A, Norcross, Georgia 30071 for a term commencing January 1, 1996 and ending December 31, 2000.

NOW, THEREFORE, for valuable consideration paid by each of the parties to the other, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the said lease shall be amended as follows:

1) The effective commencement date will be changed from January 1, 1996 to April 1, 1996.

2) The effective ending date will be changed from December 31, 2000 to March 31, 2001.

3) The Rental Schedule for entire premises, 6015 D and 6025A, shall be as follows:

             Term                 Annual Rate PSF          Monthly Payment
    -----------------------    ---------------------    ---------------------
      04/01/96 - 12/31/96              $5.08                  $6,874.96
      01/01/97 - 12/31/97              $5.30                  $7,179.71
      01/01/98 - 12/31/98              $5.53                  $7,484.61
      01/01/99 - 12/31/99              $5.87                  $7,958.00
      01/01/00 - 03/31/01              $5.97                  $8,093.25

IT IS FURTHER UNDERSTOOD AND AGREED, that the Amendment as modified by the Agreement between the parties hereto shall be and the same hereby is in all other respects ratified, approved and confirmed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   LANDLORD:

                                   Plaza 85, L.P., a Georgia Limited Partnership


                                   BY:
                                      ------------------------------------------
                                         Robert C. Goddard, III
                                         General Partner


                                   TENANT:

                                   SpectRx, Inc.


                                   BY:
                                      ------------------------------------------
                                         Keith Ignotz

                           SECOND AMENDMENT TO LEASE


THIS AGREEMENT, made and entered into this ___ day of October 1996, by and between Plaza 85, L.P., a Georgia Limited Partnership, (hereinafter called Landlord) and SpectRx, Inc., (hereinafter called Tenant).

                                   WITNESSETH

WHEREAS, the said Tenant and National Life Insurance Company, who have sold their rights to Plaza 85, L.P., made and entered into a Lease dated September 21, 1993 for premises consisting of approximately 9,763 square feet located in Plaza 85 Business Park, 6025 Unity Drive, Suites A, B & C, Norcross, Georgia 30071 for a term commencing November 1, 1993 and ending October 30, 1998 and amended by the First Amendment dated December 11, 1995 to include an additional 6,492 for a total of 16,255 square feet and expire March 31, 2001.

NOW, THEREFORE, for valuable consideration paid by each of the parties to the other, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the said lease shall be amended as follows:

1) Beginning November 1, 1996 and ending December 31, 1999, Tenant will lease an additional 5,120 square feet known as 6015 F Unity Drive, Norcross, Georgia 30071.

2)  The Rental Schedule shall be adjusted as follows:

                                        Monthly Payment for       Monthly Payment for
                                          Existing Space                6015 F
                                          Approximately           Approximately 5,120         Combined Monthly
                   Term                     16,255 SF                     SF                      Payment
        --------------------------    ----------------------    -----------------------    ----------------------
            01/01/96 - 12/31/96              $6,874.96                $2,240.00                  $ 9,114.96
            01/01/97 - 12/31/97              $7,179.71                $2,240.00                  $ 9,419.71
            01/01/98 - 12/31/98              $7,484.61                $2,329.60                  $ 9,814.21
            01/01/99 - 12/31/99              $7,958.00                $2,422.78                  $10,380.78
            01/01/00 - 03/31/01              $8,093.25                   N/A                     $ 8,093.25


3) Landlord will cut an 8' x 8' doorway as depicted in the attached Exhibit "A", Landlord's Work. Other than this work, Tenant is taking space "as is".

4) Landlord has inspected the roof of 6015 F and has made its best effort to repair all leaks. Should Tenant find any leaks, Landlord will respond in a timely manner.

IT IS FURTHER UNDERSTOOD AND AGREED, that the said Amendment as modified by the Agreement between the parties hereto shall be and the same hereby is in all other respects ratified, approved and confirmed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        LANDLORD:

                                        Plaza 85, L.P.

                                        By:     BRANNEN/GODDARD - Plaza 85 L.P.
                                        Its:    General Partner

                                        BY:
                                           -------------------------------------
                                                Robert C. Goddard, III
                                                General Partner


                                        TENANT:
                                        SpectRx, Inc.


                                        BY:
                                           -------------------------------------

                            THIRD AMENDMENT TO LEASE


THIS AGREEMENT, made and entered into this 12th day of November, 1996 by and between Plaza 85, L.P., a Georgia Limited Partnership, (hereinafter called Landlord) and SpectRx, Inc., (hereinafter called Tenant).

                                   WITNESSETH

WHEREAS, the said Tenant and National Life Insurance, who have sold their rights to Plaza 85, L.P., made and entered into a Lease dated September 21, 1993 for premises consisting of approximately 9,763 square feet located in Plaza 85 Business Park, 6025 Unity Drive, Suites A, B & C, Norcross, Georgia 30071 for a term commencing November 1, 1993 and ending October 30, 1998 and amended by the First Amendment dated December 11, 1995 to include an additional 6,492 for a total of 16,255 square feet and expire March 31, 2001, and the Second Amendment to include an additional 5,120 square feet which expires on December 31, 1999.

NOW, THEREFORE, for valuable consideration paid by each of the parties to the other, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the said lease shall be amended as follows:

1) Effective December 1, 1996 and ending June 30, 2000, Tenant will lease an additional 8,700 square feet known as 6000 A Unity Drive, Norcross, Georgia 30071.

2)  The Rental Schedule shall be adjusted as follows:

                                         Existing Rental        Rental Schedule for       Combined Monthly
                  Term                      Schedule                   6000A                  Payment
        -------------------------    ----------------------   -----------------------  -----------------------
           12/01/96 - 12/31/96              $ 9,114.96               $2,849.25              $11,964.21
           01/01/97 - 12/31/97              $ 9,419.71               $5,698.50              $15,118.21
           01/01/98 - 12/31/98              $ 9,814.21               $5,926.44              $15,740.65
           01/01/99 - 12/31/99              $10,380.78               $6,163.50              $16,544.28
           01/01/00 - 06/30/00              $ 8,093.25               $6,410.04              $14,503.29
           07/01/00 - 03/31/01              $ 8,093.25                  N/A                 $ 8,093.25

3) Tenant Improvements - Landlord will provide an improvement allowance $5.75 per square foot, or $50,025.00 for the improvements in accordance with drawings prepared by Troy & Associates dated November 11, 1996, space planning and construction fees included. The drawings are presently being priced by S & E Contracting. Tenant shall pay for all costs in excess of $50,025.000 except for the HVAC replacement costs of $10,885.00 for which Tenant will pay only $3,265.50. Tenant's payment of improvements in excess of $50,025.000 will be due within ten (10) days of Landlord furnishing Tenant a copy of Contractor's estimate with Landlord's five percent (5%) construction management fee included. Failure to pay such amount by the due date will be treated as failure to pay rent and subject to the same penalties and procedures outlined in the Lease Agreement.

4) Occupancy - Tenant may occupy the Premises upon completion of the improvements and the execution of Tenant's Acceptance of Premises. The completion date is estimated to be no later than December 13, 1996.

5) Security Deposit - Upon execution of this agreement, Tenant shall pay Landlord $6,410.04 as a security deposit for the expanded Premises.

IT IS FURTHER UNDERSTOOD AND AGREED, that the said Amendment as modified by the Agreement between the parties hereto shall be and the same hereby is in all other respects ratified, approved and confirmed.

IN WITNESS WHEREOF, the partes have executed this Agreement as of the day and year first above written.


Landlord shall provide seasonal flowers in front of the building.

                                        LANDLORD:

                                        Plaza 85, L.P.

                                        By:     BRANNEN/GODDARD - Plaza 85 L.P.
                                        Its:    General Partner


                                        BY:
                                           -------------------------------------
                                                Robert C. Goddard, III
                                                General Partner

                          TENANT ESTOPPEL CERTIFICATE


Plaza 85, L.P.
c/o Brannen/Goddard Company
3101 Towercreek Parkway, Suite 250
Atlanta, Georgia 30339

Bank South, N.A.
55 Marietta Street
Seventh Floor, Mail Code 69
Atlanta, Georgia 30303
Attn: D. Scott Dixon

         RE: LEASE (AS AMENDED AS DESCRIBED HEREIN, THE "LEASE") BETWEEN NATIONAL LIFE INSURANCE COMPANY AS ASSIGNED TO AND ASSUMED BY PLAZA 85, L.P. AS LANDLORD ("LANDLORD") AND SPECTRX, INC. AS TENANT, DATED SEPTEMBER 21, 1993 FOR APPROXIMATELY 9,763 SQUARE FEET OF SPACE KNOWN AS 6025-A/B/C UNITY DRIVE ("BUILDING"), IN THE PLAZA 85 BUSINESS PARK ("PARK"), NORCROSS, GEORGIA.

Ladies and Gentlemen:

         Tenant understands that Bank South, N.A. ("Lender") intends to make a loan to Plaza 85, L.P. ("Owner"), which loan will be secured in part by a first in priority deed to secure debt encumbering the Park. Tenant presently leases premises within the Building pursuant to the Lease, and in connection with the foregoing, Tenant does hereby certify to Lender and Owner as follows:

                 a. The Lease as described above in the reference line of this Certificate, and has not been amended or modified in any way except by the following instruments (describe by title, date, and parties):

         (If none, initial here: /s/ MAS)
                                 -------

         There are no amendments or modifications of any kind to the Lease except as indicated above; there are no other promises, agreements, understandings, or commitments between Owner (or any prior landlord) and Tenant relating to the premises leased under the Lease; and Tenant has not given Owner any notice of termination thereunder.

                 b. There has been and is now no subletting of the leased premises, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party.

                 c. The Lease is in full force and effect and free from default by either party.

                 d. The term of the Lease commenced on November 1, 1993, and expires on October 31, 1998, unless renewed in accordance with the provisions (if any) of the Lease.

                 e.       The current monthly installment is $3,050.94.

                 f. As of the date hereof, Tenant has no outstanding offsets or credits against, or deductions from, or "free rent" period entitlements with respect to, its future rent obligations, except as set forth below:

         (If none, initial here: /s/ MAS)
                                 -------

                 g. Tenant has paid to Owner (or to a prior landlord) a security deposit of $0.00 (if none, insert "0"). Tenant made no advance payment of rent other than for the current month.

                 h. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, debtor reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

                 i. Tenant is in full and complete possession of its leased premises in the Building and has accepted such leased premises, including any work of Owner (or of a prior landlord) performed therein pursuant to the terms and provisions of the Lease, is paying rent, and is actively conducting its business therein. All improvement of any kind required by the Lease to be installed or performed by Owner (or by a prior landlord) are fully completed.

                 j. The undersigned agrees that upon notification by Lender in writing that rental payments are to be made to Lender because of a default under the loan with Owner, the undersigned will cease making rental payments to Owner and will begin making such rental payments directly to Lender.


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
                 m. The undersigned representative of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant, thereby binding Tenant.

         Tenant acknowledges and agrees that Lender and Owner and their respective successors and assigns shall be entitled to rely on Tenant's certification set forth herein.

         IN WITNESS WHEREOF, Tenant has executed this instrument this 20th day of September, 1994.

                                        SPECTRX, INC.


                                        By: /s/ Mark A. Samuels
                                            ------------------------------------

                                        Name: Mark A. Samuels
                                              ----------------------------------

                                        Title: President
                                               ---------------------------------















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